                                  EXHIBIT 23.2

Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

On March 20, 2002 the Pactiv Hourly 401(k) Savings and Investment Plan named Ernst and Young as its independent auditor replacing Arthur Andersen LLP. Prior to the date of this Form 11-K, the Arthur Andersen partner responsible for the audit of the financial statements of the Pactiv Hourly 401(k) Savings and Investment Plan as of December 31, 2000 and for the year then ended resigned from Arthur Andersen. As a result, after reasonable efforts, the Plan has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Pactiv's registration statements on Form S-8 No. 333-90333 of Arthur Andersen's audit report with respect to the Plan's financial statements as of December 31, 2000 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Plan to file this Form 11-K, which is incorporated by reference into Pactiv's registration statement on Form S-8 Nos. 333-90333 and deemed to be a new registration statement, without a written consent from Arthur Andersen. However, as a result, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, individuals, their successors or assigns may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act with respect to such financials.